Exhibit 99.1

Dominari Announces Strategic Entry into U.S. AI Data Center Market

Special Cash Dividend Determined to be $0.32 per Share.

NEW YORK CITY / ACCESSWIRE / February 18, 2025 / Dominari Holdings Inc. (Nasdaq: DOMH) (the “Company” or “Dominari”) today announced the creation of American Data Centers Inc. (“ADC”). ADC is an independent company, whose members include Dominari, Donald J. Trump Jr., Eric Trump and other industry professionals in the AI space. This new venture is designed to address the growing demand for high-performance computing infrastructure. Dominari currently holds a 32% interest in ADC.

Kyle Wool, President of Dominari Holdings stated, “The demand for cloud computing, AI-driven applications, cryptocurrency mining, and enterprise data storage is expanding at an unprecedented rate. Through this initiative, we aim to build a robust portfolio of cutting-edge, energy-efficient data centers strategically located in key markets across the U.S. Strengthening American AI infrastructure is vital to support the global rise in demand for these technologies. This venture aligns with our broader strategy to invest in high-growth industries and deliver lasting value to our shareholders.”

Eric Trump, a member of the Dominari’s Advisory Board, remarked, “The establishment of ADC is crucial for the development of AI infrastructure in the United States. With the soaring demand for data and an urgent need for scalable and efficient data solutions, ADC is poised to become a leading player in the rapidly advancing AI sector, ensuring that America can rely on homegrown solutions to power its AI backbone.”

On February 11, the Company announced that its board of directors had declared a special cash dividend of $4 million, in the aggregate, to its stockholders of record as of the close of business on February 24, 2025. Following the recent closing of Dominari’s financings, it has been determined that the special cash dividend will be $0.32 per share, approximately $4.6 million in the aggregate, and is expected to be paid on March 3, 2025.

For additional information about Dominari Holdings Inc., please visit: https://www.dominariholdings.com/

About Dominari Holdings Inc.

The Company is a holding company that, through its various subsidiaries, is currently engaged in wealth management, investment banking, sales and trading and asset management. In addition to capital investment, Dominari provides management support to the executive teams of its subsidiaries, helping them to operate efficiently and reduce cost under a streamlined infrastructure. In addition to organic growth, the Company seeks opportunities outside of its current business to enhance stockholder value, including in the AI and Data Center sector.

Forward-Looking Statements:

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “feels,” “seeks,” “forecasts,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could” or “would” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts and include statements regarding Dominari and its subsidiaries’ intentions, beliefs or current expectations concerning, among other things, their results of operations, financial condition, liquidity, prospects, growth, strategies, capital expenditures, their potential entry into the AI and data center sector, and the industries in which they operate. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Although Dominari has based these forward-looking statements on assumptions that it believes are reasonable when made in light of the information currently available to it, Dominari cautions you that forward-looking statements are not guarantees of future performance and that Dominari’s actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this release. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law. For additional factors that could cause Dominari’s actual results to differ materially from the forward-looking statements, please refer to our most recent annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC.

Contacts:

Dominari Holdings Inc.

https://www.dominariholdings.com/

info@dominarisecurities.com

212-393-4500